EXHIBIT 99.1

WCA Waste Corporation Announces Results for the Third Quarter Ended September 30, 2011

  Revenue for the third quarter increased 25.5% over the third quarter of 2010
  Positive pricing continues with a 1.7% increase during the quarter
  Positive volume returns with a 3.0% increase during the quarter
  Adjusted net income available to common shareholders was $0.02 per share for the quarter

HOUSTON, Oct. 26, 2011 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the quarter ended September 30, 2011.

For the third quarter of 2011:

  Revenue was $74.4 million, up 25.5% from $59.3 million in the third quarter of 2010.
  Net loss available to common stockholders was $0.03 per share while adjusted net income available to common stockholders was $0.02 per share, adjusting for the write-off of $1.7 million due to the early extinguishment of $49 million of remaining principal amount of our 9.25% senior secured notes in July 2011. This compares to a net loss available to common stockholders of $0.02 per share and adjusted net loss available to common stockholders of $0.01 per share for the same quarter in 2010. Please see Non-GAAP Financial Measures below for a summary of the noted adjustments.

For the first nine months of 2011:

  Revenue was $205.7 million, up 19.7% from $171.9 million in 2010.
  Net loss available to common stockholders was $0.24 per share while adjusted net loss available to common stockholders was $0.06 per share. This compares to a net loss available to common stockholders of $0.10 per share and adjusted net loss available to common stockholders of $0.08 per share during the same period of 2010. Please see Non-GAAP Financial Measures below for a summary of the noted adjustments.

Tom Fatjo, Jr., Chairman, CEO stated, "The third quarter revenue and earnings growth is a strong indication of the underlying strength of WCA's operations. Adjusted net income available to common shareholders was $0.02 per share for the quarter. Internal growth of 4.7% reflects a renewed growth trend for the industry."

WCA Waste Corporation is an integrated company engaged in the collection, transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 25 landfills, 29 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Stock Market under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "trend," "may," "annualized," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," "goal," or "opportunity," the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we are subject to a broad range of risks with respect to our acquisition activities and may be unable to successfully integrate acquired businesses or execute on our acquisition plans; we compete with large companies and municipalities with greater financial and operational resources and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations. In addition, we are subject to a number of risks with respect to our acquisition activities generally, including the following: we may be unsuccessful in efficiently integrating the combined operations of our company and the Emerald Waste assets that we acquired in the first quarter of 2011 or the Stoughton facility we are now operating and cash expenditures and capital commitments associated with our acquisition of Emerald Waste's Central Florida operations may create significant liquidity and cash flow risks for us. Furthermore, we may not be successful in identifying and consummating additional acquisition candidates and any acquisitions we make may not be successful.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, to which we refer you for additional information.

WCA Waste Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue	$ 74,399	$ 59,279	$ 205,666	$ 171,881
Expenses:
Cost of services	53,764	42,055	150,837	123,458
Depreciation and amortization	9,060	7,623	24,960	22,682
Merger and acquisition related expenses	2	38	439	172
General and administrative	3,352	2,887	10,115	8,571
Gain on sale of assets	(132)	(7)	(190)	(896)
	66,046	52,596	186,161	153,987
Operating income	8,353	6,683	19,505	17,894
Other income (expense):
Interest expense, net	(4,994)	(4,811)	(15,370)	(14,190)
Write-off of deferred financing costs	--	--	(157)	(184)
Loss on early extinguishment of debt	(1,722)	--	(5,797)	--
Impact of interest rate swap	--	(47)	--	(231)
	(6,716)	(4,858)	(21,324)	(14,605)

Income (loss) before income taxes	1,637	1,825	(1,819)	3,289
Income tax provision	(1,113)	(1,042)	(39)	(1,932)
Net income (loss)	524	783	(1,858)	1,357
Accrued payment-in-kind dividend on preferred stock	(1,193)	(1,138)	(3,524)	(3,358)
Net loss available to common stockholders	$ (669)	$ (355)	$ (5,382)	$ (2,001)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders
— Basic	$ (0.03)	$ (0.02)	$ (0.24)	$ (0.10)
— Diluted	$ (0.03)	$ (0.02)	$ (0.24)	$ (0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	22,670	19,635	22,060	19,580
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	22,670	19,635	22,060	19,580

Non-GAAP Financial Measures

Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA. EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Our adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), (gain) loss on early extinguishment of debt, impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses. We also use these same measures when evaluating potential acquisition candidates.

We believe that adjusted EBITDA is useful to an investor in evaluating our operating performance because:
* it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
* it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
* it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:
* as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
* as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
* in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
* as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
* in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
* as a component of incentive cash and restricted stock bonuses paid to our executive officers and other employees;
* to assess compliance with financial ratios and covenants included in our credit agreements; and
* in communications with investors, lenders, and others concerning our financial performance.

The following presents a reconciliation of net loss available to common stockholders to our adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net loss available to common stockholders	$ (669)	$ (355)	$ (5,382)	$ (2,001)
Accrued payment-in-kind dividend on preferred stock	1,193	1,138	3,524	3,358
Depreciation and amortization	9,060	7,623	24,960	22,682
Interest expense, net	4,994	4,811	15,370	14,190
Write-off of deferred financing costs	--	--	157	184
Loss on early extinguishment of debt	1,722	--	5,797	--
Impact of interest rate swap	--	47	--	231
Income tax provision	1,113	1,042	39	1,932
Merger and acquisition related expenses	2	38	439	172
Adjusted EBITDA	$ 17,415	$ 14,344	$ 44,904	$ 40,748
Adjusted EBITDA as a percentage of revenue	23.4%	24.2%	21.8%	23.7%

The following table presents a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, loss on early extinguishment of debt, impact of interest rate swap agreements, merger and acquisition related expenses, and tax impact of vested restricted shares (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

Adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, loss on early extinguishment of debt, impact of interest rate swap agreements, merger and acquisition related	Three Months Ended September 30,		Nine Months Ended September 30,
expenses, tax impact of vested restricted shares:	2011	2010	2011	2010

Net loss available to common stockholders	$ (669)	$ (355)	$ (5,382)	$ (2,001)
Write-off of deferred financing costs, net of tax	--	--	75	99
Loss on early extinguishment of debt, net of tax	1,119	--	3,768	--
Impact of interest rate swap, net of tax	--	41	--	140
Merger and acquisition related expenses, net of tax	(9)	44	210	119
Tax impact of vested restricted shares	--	1	--	132
Adjusted net income (loss) available to common stockholders	$ 441	$ (269)	$ (1,329)	$ (1,511)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders	$ (0.03)	$ (0.02)	$ (0.24)	$ (0.10)
Write-off of deferred financing costs, net of tax	--	--	0.00	0.00
Loss on early extinguishment of debt, net of tax	0.05	--	0.17	--
Impact of interest rate swap, net of tax	--	0.00	--	0.01
Merger and acquisition related expenses, net of tax	(0.00)	0.01	0.01	0.00
Tax impact of vested restricted shares	--	0.00	--	0.01
Adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, loss on early extinguishment of debt, impact of interest rate swap agreements, merger and acquisition related expenses, tax impact of vested restricted shares:
— Basic	$ 0.02	$ (0.01)	$ (0.06)	$ (0.08)
— Diluted	$ 0.02	$ (0.01)	$ (0.06)	$ (0.08)
WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	22,670	19,635	22,060	19,580
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	22,934	19,635	22,060	19,580

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.
Supplemental Disclosures
(Dollars in millions unless otherwise indicated)

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
Revenue Breakdown:
Collection	$ 40.6	47.2%		$ 31.4	44.9%
Disposal	28.6	33.3%		25.9	37.0%
Transfer	11.3	13.2%		9.2	13.1%
Other	5.4	6.3%		3.5	5.0%
Total	85.9	100.0%		70.0	100.0%
Intercompany eliminations	(11.5)			(10.7)
Total reported revenue	$ 74.4			$ 59.3

Internalization of Disposal:
Three months ended September 30, 2011	68.2%

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
Revenue Breakdown:
Collection	$ 114.9	48.1%		$ 91.9	45.4%
Disposal	77.3	32.4%		74.2	36.7%
Transfer	31.7	13.3%		26.8	13.3%
Other	14.9	6.2%		9.3	4.6%
Total	238.8	100.0%		202.2	100.0%
Intercompany eliminations	(33.1)			(30.3)
Total reported revenue	$ 205.7			$ 171.9

Internalization of Disposal:
Nine months ended September 30, 2011	68.3%

	Three Months Ended September 30, 2011 vs. 2010			Nine Months Ended September 30, 2011 vs. 2010
Revenue Growth (Decline):
Volume	$ 1.8	3.0%	(a)	$ (1.3)	-0.7%	(a)
Price	1.0	1.7%	(a)	5.2	3.0%	(a)
Fuel surcharge	0.9	1.6%	(a)	2.8	1.6%	(a)
Acquisitions	11.4	19.2%	(a)	27.8	16.2%	(a)
Sale of Jonesboro assets	--	0.0%	(a)	(0.7)	-0.4%	(a)
Total revenue growth	$ 15.1	25.5%	(a)	$ 33.8	19.7%	(a)

(a) Percentages are calculated based on dollar amounts rounded in thousands.

	September 30, 2011
Debt-to-Capitalization:
Long-term debt including current maturities	$ 280.6
Total equity including preferred stock	177.6
Total capitalization	$ 458.2

Debt-to-total capitalization	61.2%

Net Debt-to-Capitalization:

Long-term debt including current maturities	$ 280.6
Cash on hand	(4.7)
Net debt	275.9
Total equity including preferred stock	177.6
Total capitalization	$ 453.5

Net debt-to-total capitalization	60.8%

The information below summarizes costs associated with the debt refinancing activities during the second and third quarters of 2011:
		Q2		Q3
Loss on early extinguishment of debt		$ 4,075		$ 1,722
Write-off of deferred financing costs associated with credit facility amendment		157		--
Interest expense from carrying untendered senior notes		298	(1)	99		(1)
Less: reduction of interest expense from paying down revolver		(91)	(2)	(30)		(2)
Total pre-tax costs		$ 4,439		$ 1,791

(1) $100.969 million of the $150 million senior notes due 2014 were tendered as of June 6, 2011, leaving $49.031 million untendered. Q2 interest expense for the untendered senior notes is calculated for 24 days from June 7 to June 30, 2011. Q3 interest expense is calculated for 8 days from July 1 to July 8, 2011.
(2) Cash temporarily freed up by the $49.031 million untendered senior notes was used to pay down the revolver credit facility. Q2 reduction of revolver interest expense is calculated for 24 days from June 7 to June 30, 2011. Q3 reduction of interest expense is calculated for 8 days from July 1 to July 8, 2011.

CONTACT: WCA Waste Corporation (NASDAQ:WCAA)
         Houston, Texas
         Tommy Fatjo, 713-292-2400